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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated March 13, 1998, except for Note 13, as to which the date is April 28, 1998 and
paragraphs 1 and 2 of Note 6 as to which the date is October   , 1998, in
Amendment No. 2 to Registration Statement (Form S-1 No. 333-59621) and related Prospectus of Metawave Communications Corporation.

Seattle, Washington

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  The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in paragraph 2 of Note 6 to the financial statements.

                                                       ERNST & YOUNG LLP

Seattle, Washington

October 14, 1998